Third Amended and Restated GUARANTOR SECURITY AGREEMENT

THIS THIRD AMENDED and Restated GUARANTOR SECURITY AGREEMENT (this “Security Agreement”) is dated as of September 16, 2011, by and among OptimizeRx Corporation, a Michigan corporation (“Debtor”) and Vicis Capital Master Fund (“Vicis”), a sub-trust of Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands, and amends and restates the 2010 Security Agreement (as defined below).

R E C I T A L S

WHEREAS, Debtor is a wholly owned subsidiary of OptimizeRx Corporation, a Nevada corporation (“Issuer”).

WHEREAS, Debtor, Physicians Interactive Inc., a Delaware corporation (“PI”) and Vicis are parties to that certain Second Amended and Restated Guarantor Security Agreement dated as of October 5, 2010 between Debtor, PI and Vicis (the “2010 Security Agreement”).

WHEREAS, pursuant to a Securities Purchase Agreement dated as of September 8, 2008, by and between Issuer and Vicis (the “Series A Purchase Agreement”), Issuer has issued shares of the Issuer’s Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Shares”), to Vicis.

WHEREAS, pursuant to a Securities Purchase Agreement dated as of June 4, 2010, by and between Issuer and Vicis (the “2010 Purchase Agreement”), Issuer has issued shares of Issuer’s Series B Convertible Preferred Stock, par value $.001 per share (the “2010 Preferred Shares”), to Vicis.

WHEREAS, pursuant to a Securities Purchase Agreement dated October 5, 2010, by and between Issuer and PI (the “PI Purchase Agreement”), Issuer agreed to sell and issue to PI, among other securities, a Secured Promissory Note in the principal amount of $1,000,000 (the “Note”).

WHEREAS, Debtor previously executed and delivered the 2010 Security Agreement to secure its obligations, covenants and agreements contained in (i) the Guaranty Agreement, dated as of September 8, 2008, by and between Debtor and Vicis (the “Series A Guaranty”), pursuant to which Debtor guaranteed the obligations of the Issuer under the Series A Preferred Shares, the Series A Purchase Agreement and the other Transaction Documents (as defined in the Series A Purchase Agreement), (ii) the Guaranty Agreement, dated as of June 4, 2010, by and between Debtor and Vicis (the “2010 Guaranty”), pursuant to which Debtor guaranteed the obligations of the Issuer under the 2010 Preferred Shares, the 2010 Purchase Agreement and the other Transaction Documents (as defined in the 2010 Purchase Agreement), and (iii) the Guaranty Agreement, dated October 5, 2010, by and between Debtor and PI (the “Note Guaranty”), pursuant to which Debtor guaranteed the obligations of the Issuer under the Note, the PI Purchase Agreement and the other Transaction Documents (as defined in the PI Purchase Agreement).

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WHEREAS, the obligations of Debtor under the Series A Guaranty, the 2010 Guaranty and the Note Guaranty are secured by the 2010 Security Agreement.

WHEREAS, pursuant to a Termination Agreement and Release dated September 16, 2011, by and among the Issuer, OptimizeRx Corporation, a Michigan corporation, Vicis, Physicians Interactive Holdings, LLC, a Delaware limited liability company, and PI, the Issuer’s obligations to PI under the Note, the PI Purchase Agreement and the other Transaction Documents (as defined in the PI Purchase Agreement) have been terminated, and PI has released its security interest in the security and collateral securing such obligations, including without limitation, the Note Guaranty and the 2010 Security Agreement.

WHEREAS, pursuant to a Securities Purchase Agreement of even date herewith, by and between Issuer and Vicis (as amended or modified from time to time, the “2011 Purchase Agreement, and collectively with the Series A Purchase Agreement and the 2010 Purchase Agreement, the “Purchase Agreements”), Issuer has issued shares and may issue additional shares of Issuer’s Series B Convertible Preferred Stock (the “2011 Preferred Shares”, and collectively with the Series A Preferred Shares and the 2010 Preferred Shares, the “Preferred Shares”) to Vicis.

WHEREAS, it is a material inducement to Vicis’s execution of the 2011 Purchase Agreement and purchase of the 2011 Preferred Shares that Debtor execute and deliver to Vicis this Security Agreement to secure the obligations, covenants and agreements of Debtor contained in the Amended and Restated Guaranty Agreement, dated of even date herewith, by and between Debtor and Vicis (the “Amended and Restated Guaranty”, and together with the Series A Guaranty, the “Guaranties”), which Amended and Restated Guaranty amends and restates in its entirety the 2010 Guaranty.

WHEREAS, this is the Guarantor Security Agreement referred to in the Purchase Agreements.

NOW, THEREFORE, in consideration of the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Vicis as follows:

ARTICLE I
DEFINITIONS

Capitalized terms not defined herein shall have the meaning given to them in the 2011 Purchase Agreement. Capitalized terms not otherwise defined herein and defined in the UCC shall have, unless the context otherwise requires, the meanings set forth in the UCC as in effect on the date hereof (except that the term “document” shall only have the meaning set forth in the UCC for purposes of clause (d) of the definition of Collateral), the recitals and as follows:

1.1 Accounts. “Accounts” shall mean all accounts, including without limitation all rights to payment for goods sold or services rendered that are not evidenced by instruments or chattel paper, whether or not earned by performance, and any associated rights thereto.

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1.2 Collateral. “Collateral” shall mean, subject to any limitations or qualifications set forth in this definition or in Section 2.1 hereof, all personal properties and assets of Debtor, wherever located, whether tangible or intangible, and whether now owned or hereafter acquired or arising, including without limitation:

(a)                 all Inventory and documents relating to Inventory;

(b)                 all Accounts and documents relating to Accounts;

(c)                 all equipment, fixtures and other goods, including without limitation machinery, furniture, vehicles and trade fixtures;

(d)                 all general intangibles (including without limitation, software, customer lists, sales records and other business records, and licenses, permits, franchises, patents, copyrights, trademarks, and goodwill of the business in which the trademark is used, trade names, or rights to any of the foregoing), promissory notes, chattel paper, documents, letter-of-credit rights and instruments;

(e)                 all motor vehicles;

(f)                  (i) all deposit accounts and (ii) all cash and cash equivalents deposited with or delivered to Vicis from time to time and pledged as additional security for the Obligations;

(g)                 all investment property;

(h)                 all commercial tort claims; and

(i)                   all additions and accessions to, all spare and repair parts, special tools, equipment and replacements for, and all supporting obligations, proceeds and products of, any and all of the foregoing assets described in Sections (a) through (h), inclusive, above.

Notwithstanding the foregoing, “Collateral” shall not include and expressly excludes (i) any general intangibles or other rights arising under any contracts, instruments, licenses or other documents to the extent that the grant of a lien or the Security Interest therein would (A) result in a breach of the terms of, or constitute a default under, such contract, instrument, license, agreement or other document (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the UCC or any successor provision of the UCC of any relevant jurisdiction or other applicable law) or (B) give any other party to such contract, instrument, license or other document the right to terminate its obligations thereunder pursuant to a valid and enforceable provision (including without limitation in connection with the operation of Section 9-406, 9-407 or 9-408 of the UCC or any other applicable law), (ii) any personal property (including motor vehicles) in respect of which perfection of a lien or security interest is not either (A) governed by the UCC or (B) accomplished by appropriate evidence of the lien being recorded in the United States Copyright Office or the United States Patent and Trademark Office, (iii) any property subject to any pledge agreement, (iv) any Accounts and documents relating to Accounts; or (v) any payment intangibles, contract rights and causes of action.

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1.3 Event of Default. “Event of Default” shall have the meaning specified in the 2011 Purchase Agreement.

1.4 Inventory. “Inventory” shall mean all inventory, including without limitation all goods held for sale, lease or demonstration or to be furnished under contracts of service, goods leased to others, trade-ins and repossessions, raw materials, work in process and materials used or consumed in Debtor’s business, including, without limitation, goods in transit, wheresoever located, whether now owned or hereafter acquired by Debtor, and shall include such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by Debtor.

1.5 Obligations. “Obligations” shall mean all debts, liabilities, obligations, covenants and agreements of Debtor contained in the Guaranties.

1.6 Person. “Person” shall mean and include an individual, partnership, corporation, trust, unincorporated association and any unit, department or agency of government.

1.7 Security Agreement. “Security Agreement” shall mean this Third Amended and Restated Guarantor Security Agreement, together with the schedules attached hereto, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

1.8 Security Interest. “Security Interest” shall mean the security interest of Vicis in the Collateral granted by Debtor pursuant to this Security Agreement.

1.9 Transaction Documents. “Transaction Documents” shall mean, as applicable, (i) the Transaction Documents (as that term is defined in the Series A Purchase Agreement), (ii) the Transaction Documents (as that term is defined in the 2010 Purchase Agreement), and (iii) the Transaction Documents (as that term is defined in the 2011 Purchase Agreement).

1.10 UCC. “UCC” shall mean the Uniform Commercial Code as adopted in Michigan and in effect from time to time.

ARTICLE II
THE SECURITY INTEREST; REPRESENTATIONS AND WARRANTIES

2.1              The Security Interest.

(a) To secure the full and complete payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of each of the Obligations, Debtor hereby grants to Vicis, its successors and assigns, subject to Section 2.1(b) hereof, a second-priority, subordinated security interest in all of Debtor’s right, title and interest in and to the Collateral.

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(b) Notwithstanding Section 2.1(a) above, Vicis hereby agrees that, in the event that Debtor and/or any of its subsidiaries should incur any senior Permitted Indebtedness in accordance with the terms of the 2011 Purchase Agreement, Vicis, at the option or discretion of the lender extending the financing facility underlying the senior Permitted Indebtedness, promptly will release or expressly subordinate to such lender Vicis’s Security Interest, if any, in Accounts, security interests in client assets, loan documents, reserve accounts and the proceeds thereof, in each case to the extent that any of the foregoing secures Debtor’s or any of its subsidiaries’ obligations under any senior Permitted Indebtedness.

2.2              Representations and Warranties. Debtor hereby represents and warrants to Vicis that:

(a)                 The records of Debtor with respect to the Collateral are presently located only at the address(es) listed on Schedule 1 attached to this Security Agreement.

(b)                 The Collateral is presently located only at the location(s) listed on Schedule 1 attached to this Security Agreement.

(c)                 The chief executive office and chief place(s) of business of Debtor are presently located at the address(es) listed on Schedule 1 to this Security Agreement.

(d)                 Debtor is a Michigan corporation, and its exact legal name is set forth in the definition of “Debtor” in the introductory paragraph of this Security Agreement. The organization identification number of Debtor is listed on Schedule 1 to this Security Agreement.

(e)                 All of Debtor’s present patents and trademarks, if any, including those that have been registered with, or for which an application for registration has been filed in, the United States Patent and Trademark Office are listed on Schedule 2 attached to this Security Agreement. All of Debtor’s present copyrights registered with, or for which an application for registration has been filed in, the United States Copyright Office or any similar office or agency of any state or any other country are listed on Schedule 2 attached to this Security Agreement.

(f)                  Debtor has good title to, or valid leasehold interest in, all of the Collateral, and there are no Liens on any of the Collateral except Permitted Liens.

2.3              Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Vicis at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto that contain any information required by Part 5 of Article 9 of the UCC for the sufficiency of filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any state or federal organization identification number issued to Debtor. Debtor agrees to furnish any such information to Vicis promptly upon written request.

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ARTICLE III
AGREEMENTS OF DEBTOR

From and after the date of this Security Agreement, and until all of the Obligations are paid in full, Debtor shall:

3.1              Sale of Collateral. Not sell, lease, transfer or otherwise dispose of Collateral or any interest therein, except as provided for in the Purchase Agreements and for sales of Inventory in the ordinary course of business.

3.2              Maintenance of Security Interest.

(a)                 At the expense of Debtor, defend the Security Interest against any and all claims of any Person adverse to Vicis (but only to the extent the claim of such adverse Person is subordinate or junior to the interest of Vicis) and take such action and execute such financing statements and other documents as Vicis may from time to time reasonably request in writing to maintain the perfected status of the Security Interest. Debtor shall not further encumber or grant a security interest in any of the Collateral except as provided for in the Purchase Agreements.

(b)                 Debtor further agrees to take any other commercially reasonable action reasonably requested in writing by Vicis to ensure the attachment, perfection and second priority of, and the ability of Vicis to enforce its security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC, to the extent, if any, that Debtor’s signature thereon is required therefor, (ii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Vicis to enforce, its security interest in such Collateral, (iii) taking all actions required by any earlier versions of the UCC (to the extent applicable) or by other law, as applicable in any relevant UCC jurisdiction, or by other law as applicable in any foreign jurisdiction, and (iv) obtaining waivers from landlords where any material portion of the tangible Collateral is located in form and substance reasonably satisfactory to Vicis.

3.3              Locations. Give Vicis at least 30 days prior written notice of Debtor’s intention to relocate the tangible Collateral (other than Inventory in transit) or any of the records relating to the Collateral from the locations listed on Schedule 1 attached to this Security Agreement, in which event Schedule 1 shall be deemed amended to include the new location. Any additional filings or refilings requested in writing by Vicis as a result of any such relocation in order to maintain the Security Interest in such Collateral shall be at Debtor’s expense.

3.4              Insurance. Maintain insurance (including, without limitation, commercial general liability and property insurance) with respect to the Collateral consisting of tangible personal property in such amounts, against such risks, in such form and with responsible and reputable insurance companies or associations as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated. Debtor will obtain lender’s loss payable endorsements on applicable insurance policies in favor of Vicis and will provide to Vicis certificates of such insurance or copies thereof. Debtor shall use commercially reasonable efforts to cause each insurer to agree, by endorsement on the policy or policies or certificates of insurance issued by it or by independent instrument furnished to Vicis, that such insurer will give 30 days prior written notice to Vicis before such policy will be altered or canceled. No settlement of any insurance claim shall be made without Vicis’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. In the event of any insured loss, Debtor shall promptly notify Vicis thereof in writing, and, after an Event of Default shall have occurred and be continuing, Debtor hereby authorizes and directs any insurer concerned to make payment of such loss directly to Vicis as its interest may appear. Vicis is authorized, in the name and on behalf of Debtor, to make proof of loss and to adjust, compromise and collect, in such manner and amounts as it reasonably shall determine, all claims under all policies; and Debtor agrees to sign, on written demand of Vicis, all receipts, vouchers, releases and other instruments which may be necessary or desirable in aid of this authorization. After an Event of Default shall have occurred and be continuing, the proceeds of any insurance from loss, theft, or damage to the Collateral shall be held in a segregated account established by Vicis and disbursed and applied at the discretion of Vicis, either in reduction of the Obligations or applied toward the repair, restoration or replacement of the Collateral.

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3.5              Name; Legal Status. (a) Without providing at least 30 days prior written notice to Vicis, Debtor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if Debtor does not have an organizational identification number and later obtains one, Debtor shall forthwith notify Vicis of such organizational identification number, and (c) Debtor will not change its type of organization or jurisdiction of organization.

ARTICLE IV
RIGHTS AND REMEDIES

4.1              Right to Cure. In case of failure by Debtor after receipt of written notice from Vicis to procure or maintain insurance, or to pay any fees, assessments, charges or taxes (subject to Debtor’s right to contest in good faith, such assessments, charges or taxes) arising with respect to the Collateral, Vicis shall have the right, but shall not be obligated, to effect such insurance or pay such fees, assessments, charges or taxes, as the case may be, and, in that event, the cost thereof shall be payable by Debtor to Vicis immediately upon demand, together with interest at an annual rate equal to 10% from the date of disbursement by Vicis to the date of payment by Debtor. If Vicis effects any insurance on behalf of Debtor, Debtor thereafter may cancel such insurance so effected after providing Vicis with evidence that Debtor has obtained insurance as required by this Security Agreement.

4.2              Rights of Parties. Upon the occurrence and during the continuance of an Event of Default, in addition to all the rights and remedies provided in the Transaction Documents or in Article 9 of the UCC and any other applicable law, Vicis may (but is under no obligation so to do):

(a)                 require Debtor to assemble the Collateral at a place designated by Vicis, which is reasonably convenient to the parties; and

(b)                 take physical possession of Inventory and other tangible Collateral and of Debtor’s records pertaining to all Collateral that are necessary to properly administer and control the Collateral or the handling and collection of Collateral, and sell, lease or otherwise dispose of the Collateral in a commercially reasonable manner in whole or in part, at public or private sale, on or off the premises of Debtor; and

(c)                 collect any and all money due or to become due and enforce in Debtor’s name all rights with respect to the Collateral; and

(d)                 settle, adjust or compromise any dispute with respect to any Account; and

(e)                 receive and open mail addressed to Debtor; and

(f)                  on behalf of Debtor, endorse checks, notes, drafts, money orders, instruments or other evidences of payment.

4.3              Power of Attorney. Upon the occurrence and during the continuance of an Event of Default, Debtor does hereby constitute and appoint Vicis as Debtor’s true and lawful attorney with full power of substitution for Debtor in Debtor’s name, place and stead for the purposes of performing any obligation of Debtor under this Security Agreement and taking any action and executing any instrument which Vicis may deem necessary or advisable to perform any obligation of Debtor under this Security Agreement, which appointment is irrevocable and coupled with an interest, and shall not terminate until the Obligations are paid in full.

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4.4              Right to Collect Accounts. Upon the occurrence and during the continuance of an Event of Default, and without limiting Debtor’s obligations under the Transaction Documents: (a) Debtor authorizes Vicis to notify any and all debtors on the Accounts to make payment directly to Vicis (or to such place as Vicis may direct); (b) Debtor agrees, on written notice from Vicis, to deliver to Vicis promptly upon receipt thereof, in the form in which received (together with all necessary endorsements), all payments received by Debtor on account of any Account; and (c) Vicis may, at its option, apply all such payments against the Obligations or remit all or part of such payments to Debtor.

4.5              Reasonable Notice.  Written notice, when required by law, sent in accordance with the provisions of Section 6.7 and given at least ten business days (counting the day of sending) before the date of a proposed disposition of the Collateral shall be reasonable notice.

4.6              Limitation on Duties Regarding Collateral. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the sole duty of Vicis with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as Vicis deals with similar property for its own account. Neither Vicis nor any of its directors, officers, employees or agents, shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Debtor or otherwise.

4.7              Lock Box; Collateral Account. This Section 4.7 shall be effective only upon the occurrence and during the continuance of an Event of Default. If Vicis so requests in writing, Debtor will direct each of its debtors on the Accounts to make payments due under the relevant Account or chattel paper directly to a special lock box to be under the control of Vicis. Debtor hereby authorizes and directs Vicis to deposit into a special collateral account to be established and maintained by Vicis all checks, drafts and cash payments received in said lock box. All deposits in said collateral account shall constitute proceeds of Collateral and shall not constitute payment of any Obligation until so applied. At its option, Vicis may, at any time, apply finally collected funds on deposit in said collateral account to the payment of the Obligations, in the order of application set forth in Section 4.8, or permit Debtor to withdraw all or any part of the balance on deposit in said collateral account. If a collateral account is so established, Debtor agrees that it will promptly deliver to Vicis, for deposit into said collateral account, all payments on Accounts and chattel paper received by it. All such payments shall be delivered to Vicis in the form received (except for Debtor’s endorsement where necessary). Until so deposited, all payments on Accounts and chattel paper received by Debtor shall be held in trust by Debtor for and as the property of Vicis and shall not be commingled with any funds or property of Debtor.

4.8              Application of Proceeds. Vicis shall apply the proceeds resulting from any sale or disposition of the Collateral in the following order:

(a)                 to the reasonable costs of any sale or other disposition;

(b)                 to the reasonable expenses incurred by Vicis in connection with any sale or other disposition, including attorneys’ fees;

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(c)                 to the payment to Vicis of the Obligations then due and owing in any order selected by Vicis; and

(d)                 to Debtor.

4.9              Other Remedies.  No remedy herein conferred upon Vicis is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Security Agreement and the Transaction Documents now or hereafter existing at law or in equity or by statute or otherwise. No failure or delay on the part of Vicis in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

ARTICLE V

MISCELLANEOUS

5.1              Expenses and Attorneys’ Fees. Debtor shall pay all fees and expenses incurred by Vicis, including the fees of counsel, including in-house counsel, in connection with the protection, administration and enforcement of the rights of Vicis under this Security Agreement or with respect to the Collateral, including without limitation the protection and enforcement of such rights in any bankruptcy.

5.2              Setoff. Debtor agrees that, upon the occurrence and during the continuance of an Event of Default, Vicis shall have all rights of setoff and bankers’ lien provided by applicable law.

5.3              Assignability; Successors. Debtor’s rights and liabilities under this Security Agreement are not assignable or delegable, in whole or in part, without the prior written consent of Vicis. The provisions of this Security Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties.

5.4              Survival. All agreements, representations and warranties made in this Security Agreement or in any document delivered pursuant to this Security Agreement shall survive the execution and delivery of this Security Agreement, and the delivery of any such document.

5.5              Governing Law. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts made and wholly performed within such state.

5.6              Execution; Headings. This Security Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. The article and section headings in this Security Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

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5.7              Notices. All communications or notices required or permitted by this Security Agreement shall be given to Debtor (to be delivered care of Issuer) in accordance with Section 12.6 of the 2011 Purchase Agreement.

5.8              Amendment. No amendment of this Security Agreement shall be effective unless in writing and signed by Debtor and Vicis.

5.9              Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement in such jurisdiction or affecting the validity or enforceability of any provision in any other jurisdiction.

5.10          WAIVER OF RIGHT TO JURY TRIAL. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any right to trial by jury in any legal proceeding arising out of any controversy that may arise under this security agreement.

5.11          Submission to Jurisdiction.

(a) Each of the parties to this security Agreement hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the state and federal courts located IN the STATE OF NEW YORK for purposes of all legal proceedings arising out of or relating to this security Agreement. Each of the parties to this security Agreement irrevocably waives, to the fullest extent permitted by law, any objection that such party may now or hereafter have to the laying of the venue of any such proceeding brought in any such courts and any claim that any such proceeding brought in any such courts has been brought in an inconvenient forum.

(b) Each of the parties to this security Agreement hereby consents to service of process by notice in the manner specified in Section 12.6 of the 2011 pURCHASE aGREEMENT and irrevocably waives, to the fullest extent permitted by law, any objection such party may now or hereafter have to service of process in such manner. DEBTOR AGREES THAT SERVICE OF PROCESS MAY BE DELIVERED CARE OF ISSUER.

5.12          Effect of Amendment and Restatement. This Security Agreement amends and restates the 2010 Security Agreement and shall not be construed to be a substitution or novation of the 2010 Security Agreement.

(signature page follows)

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IN WITNESS WHEREOF, this Third Amended and Restated Guarantor Security Agreement has been executed as of the day and year first above written.

OPTIMIZERX CORPORATION

By:	/s/ H. David Lester
Name:	H. David Lester
Title:	CEO

VICIS CAPITAL MASTER FUND By: Vicis Capital LLC

By:	/s/ Keith W. Hughes
Name:	Keith W. Hughes
Title:	CFO

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SCHEDULE 1 TO THIRD AMENDED AND RESTATED GUARANTOR SECURITY AGREEMENT

Locations of Collateral

Organizational ID:

Address of Debtor’s records of Collateral and chief executive office:

Collateral Locations:

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SCHEDULE 2 TO THIRD AMENDED AND RESTATED GUARANTOR SECURITY AGREEMENT

Intellectual Property

Patents

Trademarks

Copyrights